Exhibit 10.19

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of July 14, 2020 by and among CRESCENT CAPITAL BDC, INC., a Delaware corporation (the “Borrower”); the Lenders party hereto; and ALLY BANK (“Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders are parties to that certain Loan and Security Agreement dated as of August 20, 2019 (as amended, modified, waived, supplemented, restated or replaced from time to time prior to the date hereof, the “Loan Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement, as amended hereby); and

WHEREAS, the parties hereto desire to amend certain provisions of the Loan Agreement, on the terms and subject to the satisfaction of the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Amendments to Loan Agreement. Upon satisfaction of the conditions set forth in Section 2 hereof, the Loan Agreement is hereby amended as follows:

(a) Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definitions of “Scheduled Revolving Period End Date” and “Termination Date” to read as follows:

“Scheduled Revolving Period End Date”: The earlier of (a) August 20, 2023 and (b) to the extent that any amount of the 2020 Unsecured Indebtedness remains outstanding, the date that is thirty (30) days prior to the maturity date of the 2020 Unsecured Indebtedness.

“Termination Date”: The earlier of (a) the date that is one (1) year after the Revolving Period End Date, (b) to the extent that any amount of the 2020 Unsecured Indebtedness remains outstanding, the date that is thirty (30) days prior to the maturity date of any such 2020 Unsecured Indebtedness, and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

(b) Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms, in appropriate alphabetical order, to read as follows:

“2020 Unsecured Indebtedness”: Unsecured Indebtedness owing and/or issued by the Borrower on or prior to December 31, 2020 in an aggregate original principal amount not greater than Sixty-Five Million Dollars ($65,000,000), and designated by the Borrower as 2020 Unsecured Indebtedness.

(c) Section 5.2(q)(ii) of the Loan Agreement is hereby amended and restated to read as follows:

(ii) (A) Unsecured Shorter-Term Indebtedness (including any refinancing or replacement thereof) assumed by Borrower in connection with the Atlantis Acquisition in an aggregate principal amount not to exceed $55,000,000, (B) the 2020 Unsecured Indebtedness and (C) other Unsecured Shorter-Term Indebtedness (including any refinancing or replacement thereof) in an aggregate principal amount not to exceed $5,000,000, so long as (w) no Default or Event of Default exists at the time of the incurrence, refinancing or replacement thereof or would result therefrom, (x) on the date of incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 5.2(n)(i) and (ii) immediately after giving effect to the incurrence, refinancing or replacement thereof and on the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer to such effect, (y) prior to and immediately after giving effect to the incurrence, refinancing or replacement thereof, no Borrowing Base Deficiency exists, and (z) on the date of incurrence, refinancing or replacement thereof, the Borrower delivers to the Administrative Agent a Borrowing Base Certificate as at such date demonstrating compliance with (or a certification that the Borrower is in compliance with) subclause (y) immediately after giving effect to such incurrence, refinancing or replacement (for clarity, with respect to Revolving Loans and Delayed Draw Loans, “incurrence” shall be deemed to take place only at the time such Loan is entered into or the aggregate commitments thereunder are increased or extended).

(d) Section 5.2(x) of the Loan Agreement is hereby amended and restated to read as follows:

(x) Payments of Unsecured Shorter-Term Indebtedness Assumed in Connection with the Atlantis Acquisition or the 2020 Unsecured Indebtedness.

(i) The Borrower will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Unsecured Shorter-Term Indebtedness assumed in connection with the Atlantis Acquisition unless no Default or Event of Default exists at the time of such payment or would result therefrom.

(ii) Except for regularly scheduled payments of interest required pursuant to the 2020 Unsecured Indebtedness and the payment when due of the fees and expenses that are required to be paid in connection with the 2020 Unsecured Indebtedness, the Borrower will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of the 2020 Unsecured Indebtedness unless (x) such purchase, redemption, retirement, acquisition, payment or prepayment is made with the proceeds of Unsecured Longer-Term Indebtedness permitted under Section 5.2(q)(iii), (y) on the date of such purchase, redemption, retirement, acquisition, payment or prepayment and immediately after giving effect thereto, (1) the Advances Outstanding do not exceed 90% of the Availability and (2) no Default or Event of Default shall have occurred and be continuing or would result therefrom or (z) the Borrower has received the prior written consent of the Administrative Agent.

(e) Section 9.2(a) of the Loan Agreement is hereby amended and restated to read as follows:

(a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, or, at the direction of the Required Lenders shall, by notice to the Borrower (it being agreed that the failure to give such notice shall not impair the rights of the Administrative Agent or the Lenders hereunder), declare (i) the Termination Date to have occurred and the Notes and all other Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) or (ii) the Revolving Period End Date to have occurred; provided that in the case of any event involving the Borrower described in Section 9.1(f), the Notes and all other Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event. The Administrative Agent shall forward a copy of any notice delivered to the Borrower pursuant to this Section 9.2(a) to the Lenders.

2. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) the execution and delivery of this Amendment by Borrower, Administrative Agent and Lenders;

(b) the representations and warranties of Borrower contained in Section 3 hereof shall be true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than any representation and warranty that is expressly made as of another specific date, which shall be true and correct in all material respects as of such date); and

(c) Administrative Agent shall have received payment in immediately available funds for the reasonable fees and expenses (as evidenced by an invoice received by Borrower prior to the date hereof) of its external legal counsel, Chapman and Cutler LLP, in connection with the preparation, negotiation, execution and delivery of this Amendment and other post-closing services rendered in connection with the Transaction Documents prior to the date hereof, in each case, to the extent required to be paid pursuant to Section 12.9 of the Loan Agreement, as amended hereby.

3. Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and each Lender as follows:

(a) the execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action, and does not and will not:

(i) contravene the terms of any of Borrower’s Governing Documents;

(ii) conflict with, result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation of Borrower; or

(iii) violate any Applicable Law;

(b) Borrower has the necessary corporate power and authority to execute, deliver and perform its obligations under this Amendment and the Loan Agreement, as amended hereby;

(c) this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity);

(d) immediately after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrower contained in Section 4.1 and Section 4.2 of the Loan Agreement, as amended hereby, shall be true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than any representation and warranty that is expressly made as of another specific date, which shall be true and correct in all material respects as of such date); and

(e) at the time of and immediately after giving effect to the transactions contemplated by this Amendment, no Event of Default or Default shall have occurred or be continuing.

4. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Transaction Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Administrative Agent and Lenders reserve all rights, privileges and remedies under the Transaction Documents. Except as amended or consented to hereby, the Loan Agreement and other Transaction Documents remain unmodified and in full force and effect. Upon effectiveness of this Amendment, all references in the Transaction Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby. This Amendment shall constitute a Transaction Document.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8. Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9. Captions. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.

10. Reaffirmation. Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Transaction Documents to which it is a party (after giving effect hereto) and (ii) to the extent Borrower granted liens on or security interests in any of its property pursuant to any such Transaction Document as security for the Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Borrower hereby consents to this Amendment and acknowledges that each of the Transaction Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders, constitute a waiver of any provision of any of the Transaction Documents or serve to effect a novation of the Obligations.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

CRESCENT CAPITAL BDC, INC., as Borrower

By:	/s/ Jason Breaux
Name:	Jason Breaux
Title:	Chief Executive Officer

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SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

ALLY BANK, as Administrative Agent and as Lender

By:	/s/ Keith W. Harris
Name:	Keith W. Harris
Title:	Authorized Signatory

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SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT